UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – August 3, 2012

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company

(Exact name of registrant as specified in its charter)

Texas	001-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed jointly by Energy Future Holdings Corp. (“EFH Corp.”) and its subsidiary, Energy Future Competitive Holdings Company (“EFCH”). All of the information contained herein is being filed by EFH Corp. EFCH is filing only the information in Item 8.01.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 8.01, incorporated herein by reference, for information regarding the approval of amendments to the Plans (as defined herein) in which certain named executive officers of EFH Corp. participate.

Item 8.01	Other Events.

On August 3, 2012, EFH Corp. approved certain amendments to the EFH Corp. Retirement Plan, as amended (the “Pension Plan”), the EFH Corp. Second Supplemental Retirement Plan, as amended (the “SRP”), the Retirement Income Restoration Plan of ENSERCH Corporation, as amended (the “Restoration Plan”), and the EFH Corp. Salary Deferral Program, as amended (the “SDP” and collectively with the Pension Plan, the SRP and the Restoration Plan, the “Plans”). These amendments will result in:

•

the splitting off of assets and liabilities under the Pension Plan associated with employees of Oncor Electric Delivery Company LLC (“Oncor”) and retirees and terminated vested participants of EFH Corp. and its subsidiaries (and discontinued businesses) to a new plan (the “New Plan”);

•	maintaining assets and liabilities under the Pension Plan associated with collective bargaining unit employees of EFH Corp.’s competitive subsidiaries under the current plan (the “Union Plan”);

•

the splitting off of assets and liabilities under the Pension Plan associated with all participants who will not participate in the New Plan or Union Plan (such participants, the “Affected Participants”), the freezing of benefits under the Pension Plan for Affected Participants, and the vesting of all accrued Pension Plan benefits for the Affected Participants;

•	the termination of, distributions of benefits under, and settlement of all of EFH Corp.’s liabilities under the Pension Plan with respect to the Affected Participants; and

•	the freezing of benefits under the SRP, Restoration Plan and SDP for all plan participants.

We currently expect that settlement of the Pension Plan liabilities with respect to the Affected Participants and the funding of the EFH Corp. competitive business portion of liabilities (including discontinued businesses) under the New Plan will result in additional aggregate cash contributions by EFH Corp.’s competitive operations of approximately $200 million, of which approximately $80 million will be funded by Texas Competitive Electric Holdings Company LLC (“TCEH”), and a charge to earnings of EFH Corp.’s competitive operations of approximately $150 million ($100 million after-tax), including $35 million at TCEH all in the fourth quarter of 2012. These amounts are preliminary estimates, and the final amounts could be higher or lower depending on various factors, including discount rates and values of the pension trust assets at the settlement date, as well as the form of settlement (i.e. lump sum or annuity).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach Title: Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach Title: Senior Vice President & Controller

Dated: August 7, 2012